EXHIBIT 99.1


          INVESTOR GROUP LED BY THOMAS H. LEE PARTNERS, EDGAR BRONFMAN,
          JR., BAIN CAPITAL AND PROVIDENCE EQUITY PARTNERS TO PURCHASE
            WARNER MUSIC GROUP AND CREATE ONE OF THE WORLD'S LARGEST
                          INDEPENDENT MUSIC COMPANIES

  Investor Group to Purchase Recorded Music and Music Publishing Businesses in
                Their Entirety for Approximately $2.6 Billion in Cash

       Time Warner Retains Option to Buy Back Minority Stake in Businesses

NEW YORK, November 24, 2003 -Time Warner Inc. (NYSE:TWX) and an investor group led by Thomas H. Lee Partners, Edgar Bronfman, Jr.'s Lexa Partners, Bain Capital and Providence Equity Partners today announced the sale of Time Warner's Warner Music Group, including its recorded music operations and Warner/Chappell music publishing business, to the investor group for approximately $2.6 billion in cash and other consideration, including the option of buying back into the business on favorable terms in the future.

This purchase would create one of the world's largest independent music companies - home to an extraordinary roster of recording artists and songwriters; some of the best-known record labels in the industry, including Warner Bros., Atlantic and Elektra Records; and Warner/Chappell Music, one of the industry's largest music publishing companies with more than one million copyrights.

The company will retain the name Warner Music Group.

Investor Group to Build on Warner Music Strengths

"Warner Music Group is one of the world's greatest recorded music and music publishing companies, and we have great faith in its potential for growth as an independent company and in the long-term opportunities of this industry," said Edgar Bronfman, Jr. "We have brought together a highly sophisticated and well-financed group of investors to support the business. I personally look forward to working with Roger Ames and his outstanding management team to build on Warner Music's strengths, including its distinguished tradition of entrepreneurship and artist development. Together, we will continue to drive towards Warner Music's full potential."

Scott M. Sperling, Managing Director of Thomas H. Lee Partners, said: "We look forward to partnering with Warner Music Group's talented management to build upon its world-renowned franchise and industry-leading brands. While we do not foresee an immediate upturn in the overall market for recorded music, we believe opportunities are emerging that bode well for the long-term future of the business and that Warner Music will continue to be in the forefront of capitalizing on these opportunities."

Time Warner Chairman and CEO Dick Parsons said: "I'm very pleased that we are putting our music company in such capable hands. Despite my personal fondness for the music business as well as for all of our wonderful managers and music group employees, I believe that this

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transaction is clearly in the best interests of our company's shareholders.  Not only will it greatly enhance our financial flexibility, it also will enable us to pursue higher growth opportunities in our other lines of business. At the same time, we expect to continue to work closely with Warner Music, and we are happy to have the option to participate in the music industry's eventual recovery. We thank Roger Ames for his superb leadership of the Warner Music Group over the past four years, and offer him and all of our music colleagues our best wishes."

Jeff Bewkes,  Chairman of Time Warner's  Entertainment & Networks  Group,  said:
"With this investor group's deep commitment to the music business, we believe this deal is the best outcome for the people of our music company, our stellar roster of artists and their millions of fans around the world. Even with this sale, we look forward to continuing to work closely with Warner Music through a number of productive relationships involving our other divisions. Finally, we appreciate the tremendous efforts of Roger and his management team in strengthening Warner Music and helping to make this deal happen."

Roger Ames, Chairman and CEO of Warner Music Group, said: "I have every confidence that Warner Music will thrive under Edgar's leadership. His passion for the music business is clear, and his understanding of the creative process will be enormously important. It's an exciting chance to return to the independent roots that the music industry was built upon with what will be one of the world's largest independent music companies. These factors, along with the solid foundation we've built at the Music Group, mean we're very well positioned to take advantage of the technological advances that are spurring the industry's next phase of growth. I look forward to working with Edgar, as we strive to master the challenges our industry is facing."

Highlights of Transaction

The investor group will buy Warner Music Group in its entirety on a debt-free basis for approximately $2.6 billion. Time Warner has the option to buy up to 15% of the Company at any time during the three years following closing, and as much as 19.9% of the Company under certain circumstances.

This sale is expected to reduce Time Warner's reported net debt by approximately $2.6 billion. Any taxable gains from the transaction will be offset by existing capital and net operating losses.

The transaction, which is subject to the customary regulatory reviews, is expected to take up to 60 days to close.

The investor group has secured financing from leading investment banks, including Bank of America, Deutsche Bank, Lehman Brothers and Merrill Lynch. Merger and acquisition advice for the investor group was provided by each of the aforementioned banks as well as by AGM Partners and Jeffries & Co. Gary Fuhrman of GF Capital was the merger and acquisition advisor to Lexa Partners. Simpson Thacher & Bartlett provided legal advice for the group.

Time Warner was advised by Morgan Stanley and Cravath, Swaine & Moore.

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Experienced and Well-Financed Investor Group

Edgar Bronfman, Jr., who is CEO of Lexa Partners and will be the most senior executive of the new company, brings extensive experience and a proven track record in the entertainment industry. During his tenure as CEO of Seagram
Company  Ltd.  from 1995 to 2000,  he  acquired  Universal  Music and  Universal
Studios and led the transformation of the entertainment properties from slow-growth operations into the #1 or #2 businesses in their respective markets.

Thomas H. Lee Partners, L.P., a Boston-based private equity firm with approximately $14 billion under management, focuses on identifying and acquiring substantial ownership positions in growth companies. They and other members of the investor group - Bain Capital and Providence Equity Partners - have been behind some of the most successful media investments of the past decade.

Warner Music Group

Warner Music Group consists of recorded music and music publishing businesses. It is home to some of the world's leading record companies, including The Atlantic Group, Elektra Entertainment Group, Rhino Entertainment, Warner Bros. Records Inc. and Word Entertainment. Warner Music, which posted revenues of $4.2 billion in 2002, currently has approximately 5,300 employees.

The company's Warner Music International, with a roster of more than 800 artists, operates in more than 70 countries through various subsidiaries, affiliates and non-affiliated licensees. Warner Music also includes one of the world's leading music and print music publishers, Warner/Chappell, and WEA Corp., Warner Music Group's U.S. sales and retail marketing company. The company's current corporate Website is at www.wmg.com.

Warner Music Group boasts a roster of some of today's most successful artists including: Bjork, Michelle Branch, Brandy, Tracy Chapman, Eric Clapton, Phil Collins, Ry Cooder, The Corrs, The Darkness, The Distillers, Missy Elliott, Enya, Fabolous, Fleetwood Mac, Amy Grant, David Gray, Green Day, Josh Groban, Emmylou Harris, Faith Hill, Jet, Jewel, Kick The Can Crew, Kid Rock, Gerald
Levert, Madonna, Mana, matchbox twenty, MC Solaar, Metallica, Luis Miguel, Alanis Morissette, Jason Mraz, Nappy Roots, Randy Newman, P.O.D., Sean Paul, Laura Pausini, Tom Petty, Phish, Point Of Grace, Red Hot Chili Peppers, R.E.M., Damien Rice, Alejandro Sanz, Simple Plan, Sixpence None The Richer, Staind, Sugar Ray, Mariya Takeuchi, Third Eye Blind, Trapt, Tweet, Tatsuro Yamashita and Neil Young.

Its catalog also includes such legendary artists as: B-52s, Black Sabbath, Jackson Browne, Ray Charles, John Coltrane, Miles Davis, Depeche Mode, Dire Straits, The Doobie Brothers, The Doors, Eagles, Aretha Franklin, The Grateful Dead, The Kinks, Led Zeppelin, Little Feat, Natalie Merchant/10,000 Maniacs, Joni Mitchell, The Ramones, Linda Ronstadt, Carly Simon, Paul Simon, Frank Sinatra, Talking Heads, James Taylor, Van Halen, Van Morrison and Warren Zevon.

Among Warner Music's highlights in 2003:

 o  Increased share of music sales in the U.S. over the previous year;
 o  Reached #2 in U.S. total album sales;
 o Delivered top sellers (year-to-date) from Linkin Park, Sean Paul, Madonna, Metallica, R.E.M., Cher, Kid Rock, Staind, Red Hot Chili Peppers and
    Josh Groban;
 o Released top selling WMG debut albums from: Sean Paul, Simple Plan, Trapt and Jason Mraz;
 o Played an industry-leading role in the development of Apple's iTunes, the most successful music download store;
 o Continued to lead the industry in the wireless space through agreements with major wireless carriers AT&T and Sprint, among others; and
 o Successfully sold the DVD/CD manufacturing and physical distribution businesses to Cinram International for US$1.05 billion.
 o Warner Music's artists and recordings won 13 Grammy Awards, with an additional 6 awards going to songwriters signed to Warner/Chappell at the 45th Annual Grammy Awards.
 o Warner Music International increased its chart share in the UK, France and other territories in the first half of 2003.

Among Warner Music's companies are:

Warner Bros. Records

Jack Warner founded Warner Bros. Records as a soundtrack factory 45 years ago. Today, Warner Bros. Records has expanded to cover a vast spectrum of musical genres through the addition of Reprise Records and Maverick Records and the formation of the Warner Nashville and Warner Jazz divisions.

Over the years, Warner Bros. Records and Reprise Records have earned a reputation as artist-friendly labels with a visionary approach toward discovering and nurturing musical talent. In fact, Warner Bros. Records has become one of the most successful labels in history, and the Warner and Reprise catalogs are recognized among the richest and most diversified in the industry.

Warner Bros. Records is also a partner in Maverick Records, which was launched as a joint venture with Madonna, Guy Oseary and Ronnie Dashev. Maverick has become one of the most successful artist-owned labels in history.

Elektra Records

Elektra Records was founded more than half a century ago in the heart of New York City's Greenwich Village by legendary music pioneer Jac Holzman. Over the years, this boutique label has set the standard for breaking new ground in the worldwide music scene.

Elektra was one of the primary forces in folk music in the 1960s, virtually inventing the artist-driven environment that fueled the Southern California rock boom a decade later. Elektra was also one of the first Warner Music labels to "go global," contributing to the development of Warner Music International.

In 1995, the company developed into the Elektra Entertainment Group, which comprises an array of imprints including the flagship Elektra label and Goldmind Inc., among others.

The Atlantic Group

Fifty-five years ago, Ahmet Ertegun and Herb Abramson started an independent jazz and R&B label in New York City, which they named Atlantic Records. Growing from literally a one-room operation into one of the preeminent companies in the rapidly evolving music industry, the Atlantic label soon became recognized and revered around the world -- a name synonymous with artistry and quality.

Over the past half-century, Atlantic artists have had a profound impact on the development of modern music, while entertaining and engaging listeners with songs that have rooted themselves in our collective consciousness.

The Atlantic Group of today has been built on an enduring philosophy of developing career artists and nurturing top executive talent, spurring growth from within its own ranks. The company is now comprised of three main divisions: the flagship Atlantic label, Lava and Nonesuch. Together, they are releasing recordings by artists working in a wide spectrum of musical fields. At the same time, the company has been a pioneer in the marriage of music and new technology.

Word Entertainment

Founded in 1951 as Word Records, Word Entertainment is a pioneer of contemporary Christian music, a genre that is considered among the fastest-growing in the music industry. Today, Word Entertainment is a multi-faceted company known for innovative product development and marketing, as well as strategic distribution of music and videos. Encompassing Word Label Group, Word Publishing, Word Music, and Word Distribution, Word Entertainment is one of the great success stories of the contemporary Christian music industry.

Word Label Group is home to the Word Records and Squint Entertainment labels.

Word Publishing has approximately 45 Christian songwriters under contract and administers a catalog of more than 40,000 copyrighted songs.

Word Music is the industry's premier source for church hymnals, choral music, and associated instrumental music, vocal folios, and accompaniment tracks.

Word Distribution provides sales, marketing, and distribution to Christian Booksellers Association (CBA) accounts for WMG product and that of distributed labels, including Curb

Records, Integrity Music, Big Idea Productions, M2.0 Communications, INO Records, Ray Boltz Music, Spindust Records, Spring Hill Music, Praise Gathering Music Group, Metro One Music, Daywind, Floodgate Records, Crowne Music Group, Garden City Music, and Family Home Entertainment.

An affiliate of Curb Records, Inc., a leading Nashville-based independent record company, is a 20% partner in Word Entertainment. Curb Records, Inc. and its affiliates are parties to long-term worldwide distribution agreements with WEA Corp., London Records and WEA International Inc.

Warner Music International

Established in 1970 as WEA International, Warner Music International (WMI) is the most far-reaching of Time Warner's divisions, promoting both U.S. and local repertoire around the world.

Alongside the artists signed to U.S. labels Warner Bros. Records Inc., Elektra Entertainment Group and The Atlantic Group, WMI distributes and markets repertoire from its own network of 47 affiliates and numerous licensees in more than 70 countries. With a roster of approximately 800 local artists performing in 25 languages, WMI has an ongoing commitment to developing domestic talent aimed at achieving national, regional, or international success.

WMI has three regional offices covering Asia Pacific, Europe and Latin America, and its international operations also include Warner Music Canada, Warner Vision, Warner Strategic Marketing, Warner Classics and new media activities.

Warner Strategic Marketing (U.S.)

Warner Strategic Marketing was developed to promote Warner Music's vast catalog of extraordinary artists in the U.S., as well as to provide support and assistance to the company's frontline labels. The division -- which includes Rhino Entertainment, Warner Special Products, Warner Music Group Soundtracks, and Warner Television Marketing -- also develops new catalog-related business opportunities across Time Warner and with third-party companies.

Warner/Chappell Music

Warner/Chappell Music, WMG's award-winning music publishing company, has a catalog of more than one million copyrights worldwide. These range from standards like "Happy Birthday," "Rhapsody in Blue," "Winter Wonderland," and the collective works of Cole Porter to the contemporary music of Madonna, Radiohead, Sheryl Crow, Nickelback, India.Arie, Michelle Branch, and others. Warner/Chappell is often a first stop for record, film, and television producers; A&R executives; and others who need to acquire song rights. Warner/Chappell Music also includes Warner Bros. Publications, which is one of the largest publishers of printed music in the world. The company prints and distributes a broad selection of sheet music, books and educational materials, folios, personality books, orchestrations and arrangements from the catalogs of Warner/Chappell, Zomba and Universal Music Publishing among others.

WEA Corp.

WEA Corp. was the first major music distribution company in the U.S. and has continued to set the standard for sales and marketing in the music industry for more than thirty years. In addition to the Warner Bros., Elektra and Atlantic labels, WEA distributes audio, video and DVD releases from Rhino Entertainment, Word Entertainment, Time-Life Music, Warner Music Latina, and Curb Records and Palm Pictures, as well as several other labels.

Alternative Distribution Alliance

ADA was started in 1993 to focus on the independent music market, where some of the biggest music acts have always built their initial followings. Today the Alternative Distribution Alliance is recognized as the leading distributor of independent record labels, handling labels such as SubPop, Matador, Tommy Boy, Comedy Central, Touch and Go, Beggars Music Group, Palm Pictures, Saddle Creek, Side One/Dummy, and Bloodshot.

About Time Warner Inc.

Time Warner Inc. is the world's leading media and entertainment  company,  whose
businesses  include  filmed  entertainment,   interactive  services,  television
networks, cable systems, publishing and music.

About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $14 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. Notable transactions sponsored by the firm include:
American Media, AXIS Capital Holdings Limited, Cott Corporation, Endurance Specialty Insurance, Experian, Eye Care Centers of America, Fisher Scientific International, General Nutrition Centers, Houghton Mifflin, Michael Foods, National Waterworks, Rayovac, Snapple Beverage and TransWestern Publishing.

About Edgar Bronfman, Jr.

Edgar Bronfman, Jr. is Chief Executive Officer of Lexa Partners LLC, a management venture capital group based in New York City. Mr. Bronfman also serves as Vice Chairman of the Vivendi Universal Board of Directors and co-Chairman of A&G Group Limited, the parent of Asprey and Garrard. In addition, Mr. Bronfman is a member of the boards of USA Interactive; Equitant, Inc., a leader in order-to-cash outsourcing; New York University Medical Center; and the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania.

From 1994-2000, Mr. Bronfman was President and Chief Executive Officer of Seagram Company Ltd. During his tenure as CEO of Seagram, he consummated $85 billion in transactions and transformed the company into one of the world's leading media and communications companies.

About Bain Capital

Bain Capital is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with over $15 billion in assets under management. Since its inception in 1984, the firm has made private equity investments and add-on acquisitions in over 225 companies around the world, in a variety of sectors, including media and entertainment. Bain Capital partners with exceptional management teams in order to build long-term value in its portfolio companies. Headquartered in Boston, Bain Capital has offices in Munich, London, New York, and San Francisco. For more information visit www.baincapital.com.

About Providence Equity Partners Inc.

Providence Equity Partners Inc. is one of the world's leading private investment firms specializing in equity investments in media and communications companies. The principals of Providence Equity manage funds with over $5.0 billion in equity commitments, including Providence Equity Partners IV, a $2.8 billion private equity fund, and have invested in more than 70 companies operating in over 20 countries since the firm's inception in 1991. Current and previous areas of investment include cable television content and distribution, wireless and wireline telephony, publishing, radio and television broadcasting and other media and communications sectors.

Significant investments include VoiceStream Wireless, AT&T Canada, eircom plc, Casema, Kabel Deutschland, Language Line, F&W Publications, ProSiebenSat.1, Continental Cable and Bresnan Broadband Holdings. The firm has offices in
Providence, New York and London. Visit www.provequity.com for additional information


Contacts

Edward  Adler (Time  Warner)
Edward.Adler@timewarner.com
212-484-6630

Tricia  Primrose (Time  Warner)
Tricia.Primrose@timewarner.com
212-484-7450

Mia.Carbonell (Time Warner)
Mia.Carbonell@timewarner.com
212-484-6684

Dawn Bridges (Warner Music Group)
Dawn.Bridges@WMG.Com
212-275-2208

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Will Tanous (Warner Music Group)
Will.Tanous@wmg.com
212-275-2244

Lauren Hurvitz (Investor group - U.S.)
lhurvitz@rlmnet.com
212-484-6758

Laurent  Dondey (Investor group - Europe)
EURO RSCG C&O
Laurent.Dondey@eurorscg.fr
Tel: (33) 1 58 47 95 17
Mobile: (33) 6 18 11 12 25

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